Exhibit 23.2

ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-_______) filed on August 12, 2010 of Magnum Hunter Resources Corporation of the reference to our report for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2009.

W. Todd Brooker, P.E.
Vice-President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693.